FOR FURTHER INFORMATION:

                                Media Relations:       Investor Relations:
                                Jim Vitak              Bill Henderson
                                (614) 790-3715         (859) 815-4454
                                jevitak@ashland.com    wehenderson@ashland.com

                                FOR IMMEDIATE RELEASE
                                July 26, 2004


ASHLAND INC. REPORTS
JUNE QUARTER EARNINGS

Covington, Ky. - The following was issued today by Ashland Inc. (NYSE:ASH):

                      FISCAL 2004: THIRD QUARTER HIGHLIGHTS

o Consistent top-line growth, an improved cost structure and a healthier economy contributed to strong performance from the Chemical Sector:

        - Ashland Distribution achieved an all-time record for quarterly profit, with sales dollars up 14 percent;

        -    Valvoline's   premium  product   strategy   contributed  to  a
             7-percent increase in sales dollars;

        -    Ashland  Specialty  Chemical  improved  sales  dollars  by  15 percent.

o        The   Transportation   Construction   Sector's   profit   recovery
         continued.

o        Strong demand,  favorable refining margins and improved throughput
         resulted  in  significantly   higher  profits  from  refining  and
         marketing.

                                                           Quarter ended June 30                 Nine months ended June 30
In millions except earnings per share                     2004              2003                      2004            2003
------------------------------------------------------------------------------------------------------------------------------------
Operating income                                     $     292         $     138                 $     394        $    147
Income from continuing operations                    $     167         $      71                 $     195        $     33
Net income (loss)                                    $     161         $      70                 $     179        $   ( 61)
Diluted earnings (loss) per share:
    Income from continuing operations                $    2.35         $    1.03                 $    2.75        $    .48
    Net income (loss)                                $    2.26         $    1.01                 $    2.53        $   (.89)

         Ashland Inc. today reported net income of $161 million, or $2.26 a share, for the quarter ended June 30, 2004, the third quarter of the company's 2004 fiscal year. These results compared to net income of $70 million, or $1.01 a share, for the third quarter of 2003. Ashland's income from continuing operations for the third quarter of 2004 amounted to $167 million, or $2.35 a share, compared to

                                  -more-

ASHLAND INC. REPORTS JUNE QUARTER EARNINGS, PAGE 2

income of $71 million, or $1.03 a share, for the quarter a year ago. As previously disclosed, the difference between net income and income from continuing operations relates principally to ongoing quarterly charges of nearly $5 million for asbestos liabilities.

     For the nine months ended June 30, 2004, Ashland reported net income of $179 million, or $2.53 a share, compared to a net loss of $61 million, or 89 cents a share, for the same period last year. Ashland's income from continuing operations was $195 million, or $2.75 a share, for the 2004 period, compared to income of $33 million, or 48 cents a share, for the 2003 period.

     Performance from the Chemical Sector, which consists of the Ashland Distribution, Valvoline and Ashland Specialty Chemical divisions, improved compared to the June quarter in 2003. Operating income for the sector increased 97 percent to $75 million.

     Ashland Distribution achieved a record quarter with operating income of $23 million, compared to $11 million in the prior year's quarter. Sales volumes grew by 10 percent due to a healthier economy and strong customer satisfaction. Ashland Distribution has continued to build on its leadership positions in logistics and operational excellence. These factors, coupled with the division's low-cost operational model, have contributed to its dramatic recovery.

     Valvoline continues to build momentum through its focus on premium products. Operating income grew to $30 million, a 25-percent increase compared to the June 2003 quarter. Valvoline's core lubricant business improved on the strength of a 7-percent increase in branded lubricant sales volumes including a 19-percent increase in premium lubricant product sales volumes. International operations achieved a record June quarter, due mostly to a 9-percent increase in lubricant sales volumes and stronger foreign currencies.

     Operating income from Ashland Specialty Chemical was $22 million compared to $3 million for the same period last year. The 2003 quarter included an impairment charge of $10 million for a mothballed maleic anhydride production facility in Neville Island, Pa. Growth initiatives combined with an improved cost structure enabled Ashland Specialty Chemical to improve June quarter results despite continued, higher raw materials costs. Sales revenues in the thermoset resins and water technologies businesses grew 18 percent and 6 percent, respectively.

     The Transportation Construction Sector, commercially known as Ashland Paving And Construction, Inc. (APAC), improved operating income for the June quarter to $43 million, compared to $17 million for the 2003 period. APAC's lower cost structure has contributed significantly to its continued turnaround. During the quarter, APAC sold a significant portion of its ready-mix operations for $38 million, realizing a pre-tax gain of $9 million. At June 30, APAC's construction backlog, which consists of work awarded and funded but not yet performed, was $1.87 billion, a record for the June quarter and up slightly over the same period in 2003.

                                  -more-

ASHLAND INC. REPORTS JUNE QUARTER EARNINGS, PAGE 3

     "The recovery of earnings growth in our wholly-owned businesses demonstrates across-the-board commitment to reaching top-quartile performance," said James J. O'Brien, chairman and chief executive officer of Ashland Inc. "The Chemical Sector continues to increase sales volumes by focusing on organic growth and operational excellence. The Transportation Construction Sector is building momentum, and I am encouraged by its commitment to improve results. However, APAC must continue to improve performance in order to reach our goals."

     Operating income from refining and marketing was $205 million compared to $100 million for the June 2003 quarter. Marathon Ashland Petroleum (MAP) achieved the second-highest level of quarterly operating income in the joint venture's history. High demand in the spring driving season, strong refining margins, and record throughput at MAP's refineries contributed to this excellent performance. Crude oil throughput during the June quarter was a record 1.013 million barrels per day, up 7 percent over the 2003 period.

     During the quarter, Ashland filed a preliminary proxy statement with the Securities and Exchange Commission related to the previously disclosed MAP transaction, through which Ashland would transfer its 38-percent ownership of MAP to Marathon Oil Corporation. The transaction is subject to several previously disclosed conditions, including approval by Ashland's shareholders, consent from public debt holders and receipt of a favorable private letter ruling from the Internal Revenue Service with respect to the tax treatment. While there is meaningful risk that the transaction will not receive the favorable ruling from the IRS, in which case the transaction would not close, Ashland believes it is more likely than not that this transaction will receive a favorable ruling. If the conditions are met, the transaction is expected to close by the end of the 2004 calendar year. As part of the transfer agreement, MAP has not made its regular, quarterly cash distributions to Ashland since December 31, 2003. The final amount received by Ashland from the transaction would be increased by an amount equal to 38 percent of the cash accumulated from operations during the period prior to closing.

     "I am pleased by our performance for the first nine months of 2004," said O'Brien. "We are committed to our drive toward top-quartile performance through strategic alignment and process improvement. We have established aggressive performance goals, setting us on the right track to produce consistent and predictable earnings. Overall, we are optimistic that 2004 may be among our best fiscal years."

     Today at 10:00 a.m. (EDT), Ashland will provide a live audio webcast of its quarterly conference call with securities analysts. The webcast will be accessible through Ashland's website,


                                  -more-

ASHLAND INC. REPORTS JUNE QUARTER EARNINGS, PAGE 4

www.ashland.com. Following the live event, an archived version of the webcast will be available at www.ashland.com/investors for 12 months.
Minimum requirements to listen to the webcast include the free Windows MediaPlayer software and a 28.8 Kbps connection to the Internet.

     Ashland Inc. (NYSE: ASH) is a Fortune 500 transportation construction, chemical and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.

                                       -0-

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's operating performance, earnings and expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. These forward-looking statements are based upon internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, weather, operating efficiencies and economic conditions, such as prices, supply and demand, cost of raw materials, and legal proceedings and claims (including environmental and asbestos matters) and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from those we describe in the forward-looking statements.

The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility of failing to receive a favorable ruling from the Internal Revenue Service; the possibility that Ashland fails to obtain the approval of its shareholders; the possibility that the transaction may not close or that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2003, as amended, filed with the Securities and Exchange Commission (SEC) and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

ADDITIONAL INFORMATION ABOUT THE MAP TRANSACTION
In connection with the proposed transaction, Ashland filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2004. Investors and security holders are urged to read that document and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus regarding the proposed transaction as they become available, because they contain, or will contain, important information. The definitive proxy statement/prospectus will be filed with the SEC by Ashland, and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available, and other documents filed with the SEC by Ashland, including the preliminary proxy statement at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus, and other documents filed with the SEC by Ashland, including the preliminary proxy statement, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www. ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 8, 2003. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus when it becomes available.


Ashland Inc. and Consolidated Subsidiaries                                                                                    Page 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - unaudited)
                                                                                  Three months ended          Nine months ended
                                                                                       June 30                     June 30
                                                                                -----------------------    ------------------------
                                                                                   2004         2003          2004          2003
                                                                                ----------   ----------    -----------   ----------
REVENUES
     Sales and operating revenues                                               $   2,192    $   2,006     $    5,928    $   5,388
     Equity income                                                                    221          104            277          169
     Other income                                                                      12           15             34           43
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,425        2,125          6,239        5,600
COSTS AND EXPENSES
     Cost of sales and operating expenses                                           1,756        1,602          4,727        4,296
     Selling, general and administrative expenses                                     330          336            974        1,004
     Depreciation, depletion and amortization                                          47           49            144          153
                                                                                ----------   ----------    -----------   ----------
                                                                                    2,133        1,987          5,845        5,453
                                                                                ----------   ----------    -----------   ----------
OPERATING INCOME                                                                      292          138            394          147
     Net interest and other financial costs                                           (29)         (31)           (88)         (97)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                                              263          107            306           50
     Income taxes                                                                     (96)         (36)          (111)         (17)
                                                                                ----------   ----------    -----------   ----------
INCOME FROM CONTINUING OPERATIONS                                                     167           71            195           33
     Results from discontinued operations (net of income taxes)                        (6)          (1)           (16)         (94)
                                                                                ----------   ----------    -----------   ----------
NET INCOME (LOSS)                                                               $     161    $      70     $      179    $     (61)
                                                                                ==========   ==========    ===========   ==========

DILUTED EARNINGS (LOSS) PER SHARE
     Income from continuing operations                                          $    2.35    $    1.03     $     2.75    $     .48
     Results from discontinued operations                                            (.09)        (.02)          (.22)       (1.37)
                                                                                ----------   ----------    -----------   ----------
     Net income (loss)                                                          $    2.26    $    1.01     $     2.53    $    (.89)
                                                                                ==========   ==========    ===========   ==========

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS                                          71           69             71           69

SALES AND OPERATING REVENUES
     APAC                                                                       $     698    $     683     $    1,755    $   1,615
     Ashland Distribution                                                             838          733          2,320        2,081
     Ashland Specialty Chemical                                                       354          308            983          870
     Valvoline                                                                        330          307            945          889
     Intersegment sales                                                               (28)         (25)           (75)         (67)
                                                                                ----------   ----------    -----------   ----------
                                                                                $   2,192    $   2,006     $    5,928    $   5,388
                                                                                ==========   ==========    ===========   ==========
OPERATING INCOME
     APAC                                                                       $      43    $      17     $       41    $     (39)
     Ashland Distribution                                                              23           11             56           27
     Ashland Specialty Chemical                                                        22            3             63           21
     Valvoline                                                                         30           24             75           56
     Refining and Marketing (a)                                                       205          100            232          145
     Corporate                                                                        (31)         (17)           (73)         (63)
                                                                                ----------   ----------    -----------   ----------
                                                                                $     292    $     138     $      394    $     147
                                                                                ==========   ==========    ===========   ==========

----------

(a) Includes Ashland's equity income from Marathon Ashland Petroleum LLC (MAP), amortization related to Ashland's excess investment in MAP, and other activities associated with refining and marketing.


Ashland Inc. and Consolidated Subsidiaries                                                                                    Page 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - unaudited)

                                                                                                                  June 30
                                                                                                         ---------------------------
                                                                                                            2004           2003
                                                                                                         -----------    ------------
ASSETS
     Current assets
         Cash and cash equivalents                                                                       $      183     $       112
         Accounts receivable                                                                                  1,217           1,045
         Inventories                                                                                            510             512
         Deferred income taxes                                                                                  115              98
         Assets of discontinued operations held for sale                                                          -             198
         Other current assets                                                                                   204             186
                                                                                                         -----------    ------------
                                                                                                              2,229           2,151

     Investments and other assets
         Investment in Marathon Ashland Petroleum LLC (MAP)                                                   2,568           2,401
         Goodwill                                                                                               513             519
         Asbestos insurance receivable (noncurrent portion)                                                     400             398
         Other noncurrent assets                                                                                393             345
                                                                                                         -----------    ------------
                                                                                                              3,874           3,663

     Property, plant and equipment
         Cost                                                                                                 2,955           2,949
         Accumulated depreciation, depletion and amortization                                                (1,791)         (1,725)
                                                                                                         -----------    ------------
                                                                                                              1,164           1,224
                                                                                                         -----------    ------------

                                                                                                         $    7,267     $     7,038
                                                                                                         ===========    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Current liabilities
         Debt due within one year                                                                        $      204     $       296
         Trade and other payables                                                                             1,384           1,235
         Liabilities of discontinued operations held for sale                                                     -              28
         Income taxes                                                                                            15              16
                                                                                                         -----------    ------------
                                                                                                              1,603           1,575

     Noncurrent liabilities
         Long-term debt (less current portion)                                                                1,338           1,564
         Employee benefit obligations                                                                           394             493
         Deferred income taxes                                                                                  313             201
         Reserves of captive insurance companies                                                                196             184
         Asbestos litigation reserve (noncurrent portion)                                                       565             535
         Other long-term liabilities and deferred credits                                                       358             346
                                                                                                         -----------    ------------
                                                                                                              3,164           3,323

     Common stockholders' equity                                                                              2,500           2,140
                                                                                                         -----------    ------------

                                                                                                         $    7,267     $     7,038
                                                                                                         ===========    ============


Ashland Inc. and Consolidated Subsidiaries                                                                                    Page 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - unaudited)
                                                                                                              Nine months ended
                                                                                                                   June 30
                                                                                                          --------------------------
                                                                                                              2004           2003
                                                                                                          -----------    -----------
CASH FLOWS FROM OPERATIONS
     Income from continuing operations                                                                    $      195     $       33
     Expense (income) not affecting cash
         Depreciation, depletion and amortization (a)                                                            144            153
         Deferred income taxes                                                                                    70             43
         Equity income from affiliates                                                                          (277)          (169)
         Distributions from equity affiliates                                                                    156            114
         Other items                                                                                               2             (1)
     Change in operating assets and liabilities (b)                                                             (213)           (62)
                                                                                                          -----------    -----------
                                                                                                                  77            111
CASH FLOWS FROM FINANCING
     Proceeds from issuance of common stock                                                                       86              1
     Repayment of long-term debt                                                                                 (75)          (191)
     Increase in short-term debt                                                                                   8            243
     Dividends paid                                                                                              (57)           (56)
                                                                                                          -----------    -----------
                                                                                                                 (38)            (3)
CASH FLOWS FROM INVESTMENT
     Additions to property, plant and equipment (a)                                                             (121)           (84)
     Purchase of operations - net of cash acquired                                                                (5)            (5)
     Proceeds from sale of operations                                                                             48              5
     Other - net                                                                                                  13             (6)
                                                                                                          -----------    -----------
                                                                                                                 (65)           (90)
                                                                                                          -----------    -----------
CASH PROVIDED (USED) BY CONTINUING OPERATIONS                                                                    (26)            18
     Cash provided (used) by discontinued operations                                                             (14)             4
                                                                                                          -----------    -----------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                          $      (40)    $       22
                                                                                                          ===========    ===========

DEPRECIATION, DEPLETION AND AMORTIZATION
     APAC                                                                                                 $       71     $       82
     Ashland Distribution                                                                                         13             15
     Ashland Specialty Chemical                                                                                   31             30
     Valvoline                                                                                                    20             19
     Corporate                                                                                                     9              7
                                                                                                          -----------    -----------
                                                                                                          $      144     $      153
                                                                                                          ===========    ===========
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
     APAC                                                                                                 $       29     $       39
     Ashland Distribution                                                                                          5              3
     Ashland Specialty Chemical                                                                                   33             22
     Valvoline                                                                                                    13             12
     Corporate                                                                                                    41              8
                                                                                                          -----------    -----------
                                                                                                          $      121     $       84
                                                                                                          ===========    ===========

----------

(a) Excludes amounts related to equity affiliates. Ashland's 38 percent share of MAP's DD&A was $113 million in 2004 and $104 million in 2003, and its share of MAP's capital expenditures was $209 million in 2004 and $224 million in 2003.

(b)      Excludes changes resulting from operations acquired or sold.


Ashland Inc. and Consolidated Subsidiaries                                                                                    Page 4
OPERATING INFORMATION BY INDUSTRY SEGMENT
(Unaudited)
                                                                               Three months ended             Nine months ended
                                                                                     June 30                       June 30
                                                                            --------------------------    --------------------------
                                                                                2004           2003           2004           2003
                                                                            -----------    -----------    -----------    -----------
APAC
     Construction backlog at June 30 (millions) (a)                                                       $    1,869     $    1,824
     Net construction job revenues (millions) (b)                           $      409     $      402     $      982     $      904
     Hot-mix asphalt production (million tons)                                     9.9            9.8           22.7           21.0
     Aggregate production (million tons)                                           8.1            7.6           21.0           19.7
     Ready-mix concrete production (million cubic yards)                           0.4            0.6            1.4            1.5
ASHLAND DISTRIBUTION (c)
     Sales per shipping day (millions)                                      $     13.3     $     11.6     $     12.3     $     11.1
     Gross profit as a percent of sales                                           14.4%          15.1%          14.6%          15.3%
ASHLAND SPECIALTY CHEMICAL (c)
     Sales per shipping day (millions)                                      $      5.6     $      4.9     $      5.1     $      4.6
     Gross profit as a percent of sales                                           30.7%          33.1%          32.3%          33.8%
VALVOLINE
     Lubricant sales (million gallons)                                            50.0           49.2          141.3          142.2
     Premium lubricants (percent of U.S. branded volumes)                         22.0%          19.8%          21.0%          18.5%
REFINING AND MARKETING (d)
     Refinery runs (thousand barrels per day)
         Crude oil refined                                                       1,013            951            900            878
         Other charge and blend stocks                                             142            129            174            130
     Refined product yields (thousand barrels per day)
         Gasoline                                                                  623            582            596            544
         Distillates                                                               323            292            285            276
         Asphalt                                                                    85             76             70             69
         Other                                                                     138            138            136            123
                                                                            -----------    -----------    -----------    -----------
         Total                                                                   1,169          1,088          1,087          1,012
     Refined product sales (thousand barrels per day) (e)                        1,440          1,346          1,367          1,311
     Refining and wholesale marketing margin (per barrel) (f)               $     5.27     $     2.94     $     2.87     $     2.21
     Speedway SuperAmerica (SSA)
         Retail outlets at June 30                                                                             1,746          1,802
         Gasoline and distillate sales (million gallons)                           802            882          2,371          2,608
         Gross margin - gasoline and distillates (per gallon)               $    .1192     $    .1229     $    .1161     $    .1134
         Merchandise sales (millions) (g)                                   $      600     $      590     $    1,668     $    1,695
         Merchandise margin (as a percent of sales)                               23.4%          23.9%          24.4%          24.4%

----------

(a)      Includes   APAC's   proportionate   share   of  the   backlog   of
         unconsolidated joint ventures.

(b)      Total construction job revenues, less subcontract costs.

(c) Sales are defined as sales and operating revenues. Gross profit is defined as sales and operating revenues, less cost of sales and operating expenses, and depreciation and amortization relative to manufacturing assets.

(d) Amounts represent 100% of MAP's operations, in which Ashland owns a 38% interest.

(e) Total average daily volume of all refined product sales to MAP's wholesale, branded and retail (SSA) customers.

(f) Sales revenue less cost of refinery inputs, purchased products and manufacturing expenses, including depreciation.

(g) Effective January 1, 2003, SSA adopted EITF 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor," which requires rebates from vendors to be recorded as reductions to cost of sales. Rebates from vendors recorded in SSA merchandise sales for periods prior to January 1, 2003 have not been restated and included $46 million in the nine months ended June 30, 2003.